Exhibit 99.2

Criteo Names Amazon Veteran Edouard Dinichert as Chief Customer Officer

Dinichert joins Criteo’s leadership team to lead global sales for Performance Media and oversee global business operations

NEW YORK, October 29, 2025 – Criteo (NASDAQ: CRTO), the global platform connecting the commerce ecosystem, today announced the appointment of Edouard Dinichert as Chief Customer Officer, effective December 1, 2025. In this role based in New York City, Dinichert will report directly to Chief Executive Officer Michael Komasinski and will lead global sales and operations for Criteo’s Performance Media business. He will focus on accelerating growth and strengthening commercial excellence, while ensuring that client success remains central to Criteo’s approach. His appointment underscores the Company’s continued commitment to advancing client success and driving performance-led innovation globally.

“Criteo has spent two decades delivering measurable performance, and in doing so, has become a unifying force for advertising and commerce,” said Dinichert. “With its global reach and innovation in AI and data insights, the company is uniquely positioned to connect every part of the commerce journey. I’m thrilled to join the team and help drive Criteo’s next wave of growth with our clients and partners.”

Dinichert brings more than 20 years of industry experience leading global revenue organizations that bridge creativity, data, and performance. He most recently served as Chief Revenue Officer at TripleLift and was one of the three executives who led the Office of the CEO from July 2024 to January 2025. At TripleLift, he scaled the company’s creative supply-side platform (SSP) offerings across retail media, CTV, and data-driven curation.

Earlier, he spent over a decade at Amazon, where he launched and led Amazon Advertising in France and then built its global Ad Tech Sales & Services organization, encompassing Amazon DSP, Amazon Ad Server (formerly Sizmek), and Amazon Marketing Cloud adoption and growth. Working closely with AWS and cross-functional teams, he advanced privacy-aware solutions that connected CRM, media, and analytics, while fostering API-first innovation with agencies and partners.

“As we continue to expand the reach and impact of performance media globally, Edouard’s leadership will be instrumental in accelerating customer growth,” said Michael Komasinski, Chief Executive Officer at Criteo. “His deep experience in scaling data-driven organizations and driving commercial excellence will help accelerate our momentum and deliver greater value for our clients and partners worldwide. As a dual French and Swiss national, Edouard also brings a truly cross-market, cross-cultural perspective that reflects Criteo’s European roots and global ambitions.”

About Criteo

Criteo (NASDAQ: CRTO) is the global platform connecting the commerce ecosystem for brands, agencies, retailers, and media owners. Its AI-powered advertising platform has unique access to more than $1 trillion in annual commerce sales—powering connections with shoppers, inspiring discovery, and enabling highly personalized experiences. With thousands of clients and partnerships spanning global retail to digital commerce, Criteo delivers the technology, tools, and insights businesses need to drive performance and growth. For more information, please visit criteo.com.

Forward Looking Statements Disclosure

This press release contains forward-looking statements, including our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions or strategic transactions materialize as expected, uncertainty regarding international operations and expansion, including related to changes in a specific country’s or region’s political or economic conditions (such as changes in or new tariffs), the impact of competition or client in-housing, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, client flexibility to increase or decrease spend, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2025, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and fluctuating interest rates in the U.S. have impacted and may continue to impact Criteo’s business, financial condition, cash flow and results of operations.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.